Exhibit 99.1
HEARTWARE INTERNATIONAL REPORTS FOURTH
QUARTER REVENUES OF $12.2 MILLION;
FULL YEAR 2009 REVENUES OF $24.2 MILLION
Framingham, Massachusetts and Sydney, Australia, (February 22, 2010) — HeartWare International, Inc. (NASDAQ: HTWR — ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced revenues of $12.2 million for the fourth quarter ended December 31, 2009. This compares to $7.5 million in revenues for the third quarter ended September 30, 2009. For the 2009 fiscal year, the Company reported $24.2 million in revenues, compared with $332,000 in 2008.
“Since our first international commercial sale in March 2009, we have continued to receive positive physician feedback — both in approved international markets, where physician acceptance continues to build and also in the U.S., where the pace of enrollment in our clinical study accelerated toward year end,” explained HeartWare President and Chief Executive Officer Doug Godshall. “Today we have 20 sites implanting the HeartWare HVAD pumps internationally and, importantly, our U.S. bridge-to-transplant trial recently completed enrollment paving the way for a submission to the FDA for pre-market approval in the second half of this year.”
Total operating expenses for the fourth quarter of 2009 were $9.8 million, as compared to $6.8 million in the prior year period. For the 2009 year, total operating expenses were $31.5 million compared to $29.6 million in 2008. The increases reflect expansion of commercialization activities in Europe following the receipt of CE Marking in January 2009, non-recurring costs associated with the terminated Thoratec merger, additional expenditure on our technology pipeline and the expansion of the Company’s U.S. clinical trial.
Net loss for the fourth quarter of 2009 was $1.9 million, or a $0.17 loss per basic and diluted share, compared to a $3.9 million net loss, or a loss of $0.44 per basic and diluted share, in the fourth quarter of 2008. For the 2009 year, net loss was $20.9 million, or a loss of $2.15 per basic and diluted share, compared to a $23.8 million net loss, or a loss of $3.00 per basic and diluted share, in 2008.
“To capitalize on strong growth prospects for the HVAD pump, we are investing in additional marketing and customer support infrastructure in international markets and domestically, as well as other key areas such as reimbursement and patient outcome management,” added Mr. Godshall. “Importantly, we are also now in a position to strongly advance the development of a broad array of technologies in our pipeline portfolio given the completion of a $62 million public offering earlier this month.”
At December 31, 2009 our balance sheet reflected $50.8 million in cash and cash equivalents, which does not include the proceeds from the February 2010 public offering. This compares to approximately $20.8 million in cash and cash equivalents at December 31, 2008.

The Company will host a conference call on Tuesday, February 23, 2010 at 8:00 a.m. U.S. Eastern time (being 12:00 a.m. Australian Eastern Daylight Time between February 23 and 24, 2010) to discuss its fourth quarter and full year 2009 results. The call may be accessed by dialing 1-877-407-9039 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the United States, dial +1-201-689-8470. Doug Godshall, Chief Executive Officer, President and Executive Director, and David McIntyre, Chief Financial Officer and Chief Operating Officer, will host the conference call.
A live web cast of the call will also be available at the Company’s website (www.heartware.com) by selecting “Q4 2009 HeartWare International Earnings Conference Call” under the section titled “Corporate Presentations” on the HOME page. A replay of the conference call will be available through the above weblink immediately following completion of the call.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIb and Class IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD™ pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare® System in the European Union. The device is currently commercially available in Europe and is the subject of a U.S. clinical trial for a bridge-to-transplant indication. For additional information, please visit the company’s website at www.heartware.com.
HeartWare International, Inc. is a member of the Russell 2000(R) and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, or other current reports, as filed with the Securities and Exchange Commission.
— Tables to Follow —

HEARTWARE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(unaudited)

	Three Months Ended
	December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues, net	$12,219	$244	$24,172	$332
Cost of revenues	6,809	78	13,211	78

Gross profit	5,410	166	10,961	254

Operating expenses:
Selling, general and administrative expenses	4,723	2,988	16,444	10,981
Research and development expenses	5,073	3,842	15,067	18,644

Total operating expenses	9,796	6,830	31,511	29,625

Loss from operations	(4,386)	(6,664)	(20,550)	(29,371)

Other income (expense)	2,475	2,738	(359)	5,607

Net loss	$(1,911)	$(3,926)	$(20,909)	$(23,764)

Net loss per common share — basic and diluted	$(0.17)	$(0.44)	$(2.15)	$(3.00)

Weighted average shares outstanding — basic and diluted	11,369,289	8,866,702	9,713,925	7,929,054

HEARTWARE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$50,835	$20,804
Accounts receivable	11,385	244
Inventories, net	8,871	3,508
Prepaid expenses and other current assets	1,663	1,062

Total current assets	72,754	25,618
Property, plant and equipment, net	3,719	3,609
Other intangible assets, net	1,192	823
Restricted cash	288	288

Total assets	$77,953	$30,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,122	$699
Accrued expenses and other current liabilities	3,848	2,883

Total current liabilities	6,970	3,582
Commitments and contingencies
Stockholders’ equity	70,983	26,756

Total liabilities and stockholders’ equity	$77,953	$30,338

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